UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 15, 2005
                                (April 11, 2005)

                                   LMIC, Inc.
             (Exact name of registrant as specified in its charter)

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          DELAWARE                       0-26186                84-1029 987
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)
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                 6435 Virginia Manor Road, Beltsville, MD 20705
          (Address of principal executive offices, including zip code)

                                 (240) 264-8310
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.04  TRIGGERING  EVENTS THAT  ACCELERATE  OR  INCREASE A DIRECT  FINANCIAL
OBLIGATION OR AN OBLIGATION UNDR AN OFF-BALANCE SHEET ARRANGEMENT.

         On April 12, 2005, LMIC, Inc. (the "Company") received a letter on behalf of Branch Banking & Trust Company ("BB&T") stating that an event of default has occurred under that certain loan agreement between the Company and BB&T, dated May 31, 2001, as amended and modified from time to time, in the original stated principal amount of $5,000,000 (the "Loan Agreement") as a result of the Company failing to make required principal and interest payments thereunder. This loan was evidenced by a promissory note, dated May 31, 2001, as modified from time to time to defer principal payments due in November and December 2002, April through December 2003 and June through August 2004 (the "Notes"). The Company's repayment obligations under the Notes are guaranteed by Kwok-Leung Li, its Chairman and Chief Executive Officer. The Company was previously in default under the terms of the Notes for failure to make payments thereunder for September through December 2004 but deferred such payments pursuant to a Loan Modification Agreement, dated December 29, 2004.

         As of April 4, 2005, the Company was indebted to BB&T in the amount of $2,478,272.88, consisting of $2,365,734.47 in unpaid principal, $39,412.48 in unpaid accrued interest, $58,125.93 in unpaid accrued late charges and $15,000 in an unpaid forbearance fee. As a result of this default, all amounts owing under the Loan Agreement were due immediately. The Company was given until April 12, 2005 to make payment in full on all amounts owing and is currently negotiating with BB&T.

         The Company believes that if it pays all accrued and unpaid principal installments, interest, late charges and forbearance fees, aggregating approximately $332,600, and is able to reasonably satisfy BB&T that the Company will have the capital resources to thereafter time pay periodic installments of principal and interest, the bank will withdraw its default notice and reinstate the loan facility. However, there can be no assurance that the Company will be able to obtain sufficient funds on a timely basis, or even if obtained, that the bank will agree to accept such payments and withdraw its default notice.

         In a related development, in view of the fact that it has been unable to complete the audit of its financial statements as at December 31, 2004 and for the fiscal year then ended, the Company announced that it will not be in a position to file with the Securities and Exchange Commission its Form 10-KSB for fiscal year ended December 31, 2004 on a timely basis.

Exhibits

None.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2005

                                   LMIC, INC.

                                   By:    /s/ LUIS NEGRETE
                                          ----------------
                                   Name:  Luis Negrete
                                   Title: President & Chief Operating Officer